EXHIBIT 23.1




                         Independent Auditors' Consent


The Board of Directors
International Multifoods Corporation:


We consent to incorporation by reference in this Registration Statement on Form S-3 of International Multifoods Corporation of our reports dated April 12, 1995, relating to the consolidated balance sheets of International Multifoods Corporation and subsidiaries as of February 28, 1995 and 1994 and the related consolidated statements of operations and cash flows and the related financial statement schedule for each of the fiscal years in the three-year period ended February 28, 1995, which reports appear in and are incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended February 28, 1995, of International Multifoods Corporation.

We consent to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP



Minneapolis, Minnesota
December 21, 1995